SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                                November 23, 1999
                                 Date of Report
                        (Date of earliest event reported)



             BIO-RESPONSE, INC. (n/k/a LIBERTY GROUP HOLDINGS, INC.) (Exact name of registrant as specified in its charter)



             Delaware              0-9201              59-3453151
         (State or other          (Commission        (IRS Employer
        jurisdiction of           File Number)    Identification No.)
         incorporation)


                1612 N. Osceola Avenue, Clearwater, Florida 33755
              (Address of registrant's principal executive offices)




                                 (727) 443-3434
              (Registrant's telephone number, including area code)

Items 1, 2 and 5. Changes in Control of Registrant;  Acquisition  or Disposition
                 of Assets; Other Events.

     The Merger and Asset Purchase
     -----------------------------

     On November 23, 1999, Bio-Response, Inc., a Delaware corporation (the "Company"), announced that the Company and BR Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), executed and delivered an Agreement and Plan of Merger with Liberty Food Group, Ltd., a Delaware corporation ("Liberty"), pursuant to which Merger Sub merged with and into Liberty (the "Merger"), and the Company issued 4,500,000 shares of common stock, par value $0.004 per share (the "Common Stock") to the stockholders of Liberty. As a direct result of the Merger, Liberty Food Group, LLC, a Delaware limited liability company which is wholly owned by the Company (the "Buyer"), purchased all the assets of Ferro Foods Corporation, a New York corporation ("Ferro"), in consideration of the issuance to Ferro of 2,000,000 shares (the "Ferro Shares") of Common Stock. The purchase by Liberty Food Group, LLC of the assets of Ferro is hereinafter referred to as the "Asset Purchase".

     Ferro was in the business of marketing and distributing restaurant pizzeria food items and supplies. Upon consummation of the Merger and Asset Purchase, the Company, through its wholly-owned limited liability company, owns all the assets necessary to operate the business of Ferro, including without limitation, the inventory, accounts receivable, equipment, vehicles, contract rights, the name "Ferro Foods Corporation" and the goodwill of the business. The sole consideration paid for the assets was the Ferro Shares. The Company did not assume any debts, liabilities or obligations of Ferro in the Asset Purchase.

     The Ferro Shares represent 31.37% of the issued and outstanding share capital of the Company after the consummation of the Merger and Asset Purchase. The Ferro Shares have been placed in escrow and shall not be released until the Buyer determines, in its sole and absolute discretion, that Ferro has entered into a financial accommodation sufficient to satisfy the outstanding debts and liabilities connected with the business of Ferro. If such accommodation is not established prior to December 24, 1999, only half of the Ferro Shares (1,000,000) will be released to Ferro and the balance will be returned to the Company. Moreover, the Ferro Shares are subject to a lock-up agreement and may not be sold or transferred (other than to the two shareholders of Ferro) until November 24, 2001.

     In addition, Ferro and its principals executed a Voting Trust and Proxy Agreement pursuant to which Barry Hawk has the sole power to vote the Ferro Shares. See "Directors and Officers of the Company" below.

     Pursuant to the Merger, the Company assumed the Employment Agreements between Liberty and each of Barry Hawk and Dennis Lane and the Option Agreements between Liberty and each of Barry Hawk and Dennis Lane. Each of the employment agreements with Messrs. Lane and Hawk is for a five-year term which commenced July 1, 1999 and is automatically extended on a year-to-year basis unless terminated by either party by notice given not less than 60 days prior to the end of the then-current employment term. Commencing as of July 1, 1999, Mr. Lane and Mr. Hawk are entitled to receive a base salary of $175,000 and $160,000, respectively, per year, with annual increases each year thereafter at the greater of 10% of the previous year's base salary or in an amount which is equal to the proportionate annual increase in the Consumer Price Index-All Items. Each of Messrs. Lane and Hawk are entitled to a cash bonus equal to no less than 10% of their respective annual base salary if the Company has achieves either $100,000 pre-tax earnings or a 10% growth in revenues for the previous 12-month period (measured each July 1st through June 30th). The amount of the bonus, which is payable based on the Company's unaudited financials as of June 30th each year of the employment agreement, shall not be less than 10% and not more than 100% of the amount of the then-current base salary.

     Each of the employment agreements with Messrs. Lane and Hawk are subject to termination by the Company only for cause upon 90 days' written notice if either Mr. Lane or Mr. Hawk, as the case may be, has been convicted for any material act of fraud, misappropriation, embezzlement, disloyalty, dishonesty or breach of trust against the Company or any of its subsidiaries or affiliated companies. Notwithstanding such termination, the Company will remain obligated to pay the employee his annual base salary through the date of termination. In the event of the employee's death or total disability, or a change of control of the Company, he will be entitled to receive a death or disability benefit equal to the remainder of the base salary and the bonus as if the earnings or growth levels were met. for the balance of the five-year term of the agreement.

     In connection with the option agreements assumed by the Company in the Merger, each of Messrs. Hawk and Lane, are entitled to exercise their options to purchase 275,000 shares of Common Stock at an exercise price of $.004 per share pursuant to said option agreements. Said options were exercisable if between July 1, 1999 through June 30, 2000 Liberty either (a "Threshold Benchmark") achieved a 20% growth in revenues or acquired a company with at least $5,000,000 in revenues. The stock option agreements assumed by the Company also provide for the following vesting of options exercisable for shares of Common Stock by each of Messrs. Hawk and Lane: (i) if between July 1, 2000 and June 30, 2001 a Threshold Benchmark is met, options to acquire 400,000 shares of Common Stock at an exercise price of $1.00; (ii) if between July 1, 2001 and June 30, 2002 a Threshold Benchmark is met, options to acquire 450,000 shares of Common Stock at an exercise price of $1.50; (iii) if between July 1, 2002 and June 30, 2003 a Threshold Benchmark is met, options to acquire 500,000 shares of Common Stock at an exercise price of $2.00; (ii) if between July 1, 2003 and June 30, 2004 a Threshold Benchmark is met, options to acquire 550,000 shares of Common Stock at an exercise price of $2.50. The foregoing options automatically vest upon the death, total disability or termination without cause of the Designee as an officer and director of the Company. The options contain customary anti-dilution provision, except that there is no anti-dilution adjustment if the Company effectuates a reverse stock split. The options are exercisable for a period of 7 years from the date such option vested.

     Directors and Officers of the Company
     -------------------------------------

     Effective upon the closing of the Merger and Asset Purchase, Sally A. Fonner, the sole officer of the Company resigned. Dennis Lane was appointed Chairman, Chief Executive Office and Treasurer of the Company, and Barry Hawk was appointed President, Chief Operations Officer and Secretary of the Company. Effective ten (10) days after the expiration of ten days from the mailing to the stockholders of the Company of an information statement pursuant to Rule 14-1 of the Securities and Exchange Commission, which the Company intends to mail on or about November 24, 1999, Sally A. Fonner, the sole director of the Company, will resign and Dennis Lane and Barry Hawk will become the members of the Board of Directors of the Company.

     Name Change
     -----------

     In connection with the Merger and the Asset Purchase, the Board of Directors of the Company effected a change in the name of the Company to "Liberty Group Holdings, Inc." by the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware pursuant to Section 253 of the Delaware General Corporation Law. The Board believes that a change in the name of the Company was necessary and appropriate to reflect the change in the Company's status from a dormant company to a company with assets and operations.

     For the terms and conditions of the Agreement and Plan of Merger, the Asset Purchase Agreement, the Escrow Agreement, the Voting Trust and Proxy Agreement, the Employment Agreement and Option Agreements, reference is made to such documents attached hereto as Exhibits 10.1-10.9. All statements made herein concerning the foregoing agreements are qualified in their entirety by reference to such Exhibits.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.*

     (b)  Pro Forma Financial Information.*

     (c) 10.1 Agreement and Plan of Merger, dated as of November 23, 1999, by and among Bio-Response, Inc., BR Acquisition Corp. and Liberty Food Group, Ltd.

          10.2 Asset Purchase Agreement dated as of November 23, 1999, by and among Liberty Food Group, LLC, Ferro Foods Corporation, Frank Ferro, Sr. and Frank Gambino

          10.3 Escrow Agreement, dated as of November 23, 1999, by and among Liberty Food Group, LLC, Ferro Foods Corporation, Frank Ferro, Sr., Frank Gambino, and Herrick, Feinstein LLP, as escrow agent

          10.4 Voting Trust and Proxy Agreement, dated as of November 23, 1999, by an among Ferro Foods Corporation, Frank Ferro, Sr., Frank Gambino, and Barry Hawk

          10.5 Employment Agreement, dated as of July 1, 1999, by and between Liberty Food Group, Ltd. and Barry Hawk, as assumed and assigned by BR Acquisitions Corp to Liberty Group Holdings, Inc., f/k/a Bio-Response, Inc.*

          10.6 Employment Agreement, dated as of July 1, 1999, by and between Liberty Food Group, Ltd. and Dennis Lane, as assumed and assigned by BR Acquisitions Corp to Liberty Group Holdings, Inc., f/k/a Bio-Response, Inc.*

          10.7 Option Agreement, dated as of July 1, 1999, by and between Liberty Food Group, Ltd. and Dennis Lane, as assumed and assigned by BR Acquisitions Corp to Liberty Group Holdings, Inc., f/k/a Bio-Response, Inc.*

          10.8 Option Agreement, dated as of July 1, 1999, by and between Liberty Food Group, Ltd. and Barry Hawk, as assumed and assigned by BR Acquisitions Corp to Liberty Group Holdings, Inc., f/k/a Bio-Response, Inc.*

          10.9 Press  Release  issued by Liberty Group  Holdings,
               Inc. f/k/a Bio-Response, Inc.





          *    To be filed by amendment.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BIO-RESPONSE, INC.


                              By:  /s/ Sally A. Fonner
                                   -------------------------
                                   Sally A. Fonner
                                   President and Chief Executive
                                   Officer

Date: November 23, 1999